UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SPESCOM SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SPESCOM SOFTWARE INC.

10052 Mesa Ridge Court, Suite #100

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on March 4, 2005

The Annual Meeting of Shareholders of Spescom Software Inc., a California corporation (the “Company”), will be held at the Company’s headquarters at 10052 Mesa Ridge Court, Suite #100, San Diego, California, at 9:00 a.m. on March 4, 2005 for the following purposes:

1.                                       To elect six directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

2.                                       To approve a proposed amendment to the Company’s Amended and Restated 1996 Stock Incentive Plan to increase the number of shares of the Company’s common stock reserved for issuance under the plan from 5,425,000 to 7,425,000 shares.

3.                                       To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 31, 2005 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof, and only holders of record of the Company’s common stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, AND YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.

By Order of the Board of Directors,

John W. Low
February 10, 2005	Secretary

SPESCOM SOFTWARE INC.

10052 Mesa Ridge Court, Suite #100

San Diego, California 92121

_________________________________

PROXY STATEMENT

Annual Meeting of Shareholders

March 4, 2005

_________________________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Spescom Software, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held at the Company’s headquarters at 10052 Mesa Ridge Court, Suite #100, San Diego, California  92121, on March 4, 2005 at 9:00 a.m., or at any adjournments or postponements thereof, for the purposes set forth herein and in the foregoing Notice.  This Proxy Statement and the accompanying proxy will be first sent to shareholders on or about February 10, 2005.

Proxy Information

Shares represented by properly executed proxies, if received in time and not revoked or suspended, will be voted in accordance with the instructions indicated thereon or, if no instructions are given for any or all of the proposals, will be voted: (i) in favor of the election of all persons named in, or otherwise nominated as set forth in, this Proxy Statement to serve as directors; and (ii) in favor of the proposal to amend the Company’s Amended and Restated 1996 Stock Incentive Plan in order to increase the number of shares of the Company’s common stock, no par value (the “Common Stock”), reserved for issuance thereunder from 5,425,000 to 7,425,000 shares.  A shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending and voting at the Annual Meeting or by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date.

Record Date and Voting

Each shareholder of record of the Common Stock at the close of business on January 31, 2005 is entitled to vote on all matters submitted to a vote of the shareholders at the Annual Meeting.  At the close of business on January 31, 2005, there were 34,197,719 shares of Common Stock outstanding held of record by approximately 900 shareholders.

Directors will be elected by a plurality of the votes of the shares of Common Stock represented and voting on the election of directors.  Therefore, the nominees receiving the greatest number of votes will be elected.  The affirmative vote of a majority of shares of Common Stock represented and voting on the proposal to amend the Amended and Restated 1996 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 5,425,000 to 7,425,000 shall be the act of the shareholders.

                Broker non-votes and abstentions will be counted as present for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast regarding any particular proposal.  Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Item Two must be approved by a majority of the shares cast, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, abstentions and broker non-votes on Proposal Two generally have no effect, unless an insufficient number of shares is voted to satisfy the majority of a quorum requirement.

                “Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the annual meeting include only routine matters.

Holders of Common Stock have one vote for each share on all matters submitted to the shareholders at the Annual Meeting, except that shareholders may cumulate votes for any one or more directors in the election of directors if any shareholder gives notice to the Secretary of such shareholder’s intention to cumulate votes prior to the voting.  Under cumulative voting, each shareholder may give any one candidate whose name was placed in nomination prior to the commencement of voting a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute such number of votes on the same principle among as many candidates as the shareholder sees fit.  The proxy holders will have authority, in their discretion, to vote cumulatively for less than all of the nominees.

Recommendations of the Board of Directors

The Company’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Item One) and FOR the amendment of the 1996 Stock Option Plan (Item Two).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as to shares of the Common Stock owned as of February 1, 2005 by (i) each director, (ii) each Named Executive Officer (as defined on page 7), (iii) all directors and executive officers as a group and (iv) each person who, to the extent known to the Company, beneficially owned more than 5% of the outstanding shares of Common Stock.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

Name	Number of Shares (1)		Percent of Class (1)
Spescom Ltd. (4)	27,408,249	(3)	59.6%
Monarch Pointe Fund, Ltd. (6)	9,579,272	(5)	21.9%
Forest Securities Limited (7)	3,141,910		9.2%
Carl Mostert (2) (8)	27,820,749	(3)	60.0%
Johann Leitner	362,500		1.0%
D. Ross Hamilton	201,450		*
Hilton Isaacman (2)	27,558,249	(3)	59.8%
James P. Myers (2)	27,477,499	(3)	59.7%
Larry D. Unruh	88,047		*
John W. Low	417,000		1.2%
Mark Schneider	137,700		*
Pierre de Wet	183,100		*
Michael Silverman	6,250		*
All Current Directors and Executive Officers as a Group (11 persons) (2)	29,443,546	(3)	61.6%

* Less than one percent.

(1)          Amounts and percentages include shares of Common Stock that may be acquired within 60 days of January 7, 2005 through the exercise of stock options as follows:  412,500 shares for Mr. Mostert, 362,500 shares for Dr. Leitner, 83,750 shares for Mr. Hamilton, 150,000 shares for Mr. Isaacman, 56,250 shares for Dr. Myers, 83,750 shares for Mr. Unruh, 363,500 shares for Mr. Low, 134,500 shares for Mr. Schneider, 181,500 shares for Mr. De Wet, 6,250 shares for Mr. Silverman and 1,834,500 shares for all directors and executive officers as a group.

(2)          Mr. Mostert was appointed to the board of directors of Spescom Ltd. in January 2004.  Dr. Myers is also a member of the board of directors of Spescom Ltd., and Mr. Isaacman serves as its Director of Corporate Finance.  As affiliates of Spescom Ltd., Messrs. Mostert and Isaacman and Dr. Myers could be deemed to be beneficial owners of the shares of Common Stock owned by Spescom Ltd.  However, Messrs. Mostert and Isaacman and Dr. Myers disclaim beneficial ownership of all such shares.

(3)          Amount includes 11,757,778 shares of Common Stock issuable upon conversion of the Series F Preferred Stock at an initial conversion price of $.45 per share.

(4)          The primary business address of Spescom Ltd. and Messrs. Isaacman and Myers is Spescom Park, Cnr. Alexandra & Second Street, Halfway House, Midrand 1685, South Africa.

(5)          Amount includes 9,533,334 shares of Common Stock, (i) up to 7,333,334 of which are issuable upon conversion of the Series G Preferred Stock at a at a conversion price equal to 85% of the market price (the volume weighted average price of the Company’s common stock during the 5 trading days prior to conversion, subject to adjustment), provided that in no event shall the conversion price exceed a Ceiling Price of $0.40 per share, or be less than a floor price which varies with the aggregate gross revenues of the Company during the last four fiscal quarters for which revenues have been reported by the Company prior to such time, but which will not be lower than $0.30 per share or higher than $0.40 per share, and (ii) 2,200,000 of which are issuable upon the exercise of a warrant with a stated exercise price of $0.44 which expires November 5, 2007.  The documentation governing the terms of the Series G Preferred Shares and the warrants prohibits any conversion of Series G Preferred Shares or exercise of the warrants that would result in the holder owning beneficially more than 9.99% of the outstanding shares of Common Stock of the Company as determined under Section 13(d) of the Securities Exchange Act of 1934.

(6)          The primary business address of Monarch Pointe Fund, Ltd. is c/o Bank of Ireland Securities Services, Ltd., New Century House, International Financial Services Center, Mayor Street Lower, Dublin 1, Republic of Ireland.

(7)          The primary business address of Forest Securities Limited is Polygon Hall, P.O. Box 135, Le Marchant Street, St. Peter Port, Guernsey, GY1 4EL.

(8)          The primary business address of Mr. Mostert is 10052 Mesa Ridge Court #100, San Diego, CA 92121.

 ITEM 1

ELECTION OF DIRECTORS

Six directors, including two nominees of Spescom Ltd., are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified.  In the election of directors, the proxy holders intend to vote for the election of the nominees named below.  Should any nominee decline or become unavailable to serve as a director or should any vacancy occur before the election, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement.

In accordance with the Stock Purchase Agreement dated as of January 14, 2000 between the Company and Spescom Ltd., the Company has covenanted to include two nominees of Spescom Ltd. in management’s slate of nominees to be elected to the Board of Directors and to recommend to the shareholders the election of such nominees for as long as Spescom Ltd. or any affiliate of Spescom Ltd. holds at least thirty-three percent (33%) of the Common Stock.   Dr. Myers and Mr. Isaacman are the current nominees designated by Spescom Ltd.

The following table sets forth certain information concerning each person nominated for election as a director:

Name	Age	Position
Carl Mostert	48	Chief Executive Officer and Director
Michael Silverman	60	Chairman and Director
Hilton Isaacman	51	Director
D. Ross Hamilton.	66	Director
Larry D. Unruh	54	Director
James P. Myers	64	Director

Mr. Mostert has been a Director of the Company since July 2001 and was appointed Chief Executive Officer of the Company in July 2001.  In January 2004 was appointed to the board of directors of Spescom Ltd. He was previously a member of the board of directors of Spescom Ltd. from 1995 to August 2002.  Mr. Mostert was an employee of Spescom Ltd. for approximately 19 years and was instrumental in the management and growth of Spescom Ltd.  He has experience in both technical engineering and in sales and marketing.  His career has spanned numerous roles over the years, having started up or managed virtually every business division and subsidiary company within the Spescom Ltd. group.  Mr. Mostert worked for Fuchs Electronics as a design engineer in the field of Radio Frequency and Radar systems prior to joining Spescom Ltd. in 1983.  He graduated with a Higher National Diploma in Electrical Engineering in Johannesburg, South Africa in 1979, has completed a number of specialist business programs at Witwatersand Business School in Johannesburg, South Africa and was awarded an MBA from Henley in the United Kingdom in 2000.

Mr. Silverman has been a Director of the Company since April 2004.  He was appointed Chairman of the Board of the Company in September 2004.  Since 2001 Mr. Silverman has been a director of Island Pacific, Inc., a publicly held software company in the retail industry and in February 2004 was appointed its Chairman.  Mr. Silverman founded Advanced Remote Communications Solutions, Inc. (formerly known as Boatracs, Inc.) in 1990 and serves on its board of directors. He previously served as its Chairman until May 2002, and as Chief Executive Officer and President until October 1997, and from November 1999 to May 2002. Mr. Silverman is a Chartered Accountant (South Africa) and received M.B.A. from Stanford University in 1969.

Mr. Isaacman, a nominee of Spescom Ltd., has been a Director of the Company since April 2000.  Mr. Isaacman is currently the Executive Director Corporate Finance of Spescom Ltd.  Mr. Isaacman previously served as Spescom Ltd.’s Financial Director from 1990 to 1998.  Mr. Isaacman began his career with Spescom Ltd. in 1988 as Financial Manager and has been a member of Spescom Ltd.’s Board of Directors since 1990.  Mr. Isaacman is a Chartered Accountant (South Africa) and received a certificate in accounting, tax and auditing from the University of Capetown in 1982.

Mr. Hamilton has been a Director of the Company since June 1994.  He served as Chairman of the Board of the Company from January 1997 through June 1997.  Since 1983 Mr. Hamilton has served as President of Hamilton Research, Inc., a financial consulting firm.  Mr. Hamilton received a B.S. degree in Economics from Auburn University in 1961.

Mr. Unruh has served as a Director of the Company since May 1988. Since January 2003 he has been Managing Partner of Hein & Associates LLP, certified public accountants, as well as its Managing Tax Partner since 1982.  Mr. Unruh has served as a director of Advanced Laser Technology, Inc. since 1999 and also served as a director of Basin Exploration, Inc., an oil exploration and development company from 1992 to 2001.  Mr. Unruh received a B.S. degree in Accounting from the University of Denver in 1973.

Dr. Myers, a nominee of Spescom Ltd., has been a Director of the Company since July 2001.  In October 2003 Dr. Myers was appointed as a member of the board of directors of Spescom Ltd. and serves as Chairman.   Dr. Myers, currently a consultant, has over 30 years of international business experience specializing in the telecommunications industry.  Dr. Myers served as President of Southwestern Bell International Development Africa (Pty) Ltd from 1985 to 1998.  Dr. Myers served as the Executive Vice President of that company from 1994 to 1995.  From 1993 to 1994, Dr. Myers was the Executive Director of Technology Resources Incorporated.  From 1991 to 1993, Dr. Myers was the President of JMA, Inc.  From 1979 to 1991, Dr. Myers was the President of The Gannon Group, Inc.  From 1969 to 1978, Dr. Myers was a Principal with the accounting firm Arthur Young & Company.  From 1965 to 1969, Dr. Myers was an Operations Research Analyst with Texas Instruments, Inc.  Dr. Myers earned his B.A. in Mathematics from Texas A&M University in 1963, a Master of Arts in Mathematical Physics from the University of Arizona in 1965, and a Doctor of Philosophy in Industrial Engineering/Operations Research from Texas Tech University in 1969.  Dr. Myers is currently serving as a Director for the following entities:  African Merchant Bank, Econet Wireless, and American Chamber of Commerce of South Africa.

All directors are elected annually and serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

The Board of Directors recommends a vote FOR the election of all six nominees listed above. Unless marked to the contrary, proxies received will be voted FOR the election of all six nominees listed above.

MANAGEMENT

Executive Officers

The following table and discussion set forth certain information with regard to the Company’s current executive officers.

Name	Age	Position
Carl Mostert	48	Chief Executive Officer
Alan Kiraly	43	Vice President, Product Development
Johann Leitner	51	Vice President, Strategic Marketing
John W. Low	48	Chief Financial Officer and Secretary
Mark Schneider	46	Vice President, Application Development
Pierre de Wet	40	Vice President, Operations

Biographical information for Mr. Mostert is set forth above under Election of Directors.

Mr. Kiraly joined the Company as Vice President of Product Development in August 2004.  From October 2000 until joining the Company, he was the Chief Executive Officer of Lascom Solutions Inc., the United States subsidiary of Lascom, SA, a French software developer. Mr. Kiraly was Vice President, Product Management and Development from November 1999 to October 2000 at Motiva Software Inc.  Prior to Motiva he held a variety of management positions in product marketing, development and project services at various companies in the software industry. Mr. Kiraly earned a B.S. degree in Mechanical Engineering from Michigan State University in 1983, and Masters of Science in Mechanical Engineering from the University of Dayton in 1986.

Dr. Leitner has served as Vice President, Strategic Marketing of the Company since March 2001 and has been a Director of the Company since April 2000.  From 1998 to joining the Company Dr. Leitner held the position of Director of Strategic Business Development at Spescom.  Dr. Leitner joined Spescom in 1981 and has served in various technical and operating capacities within Spescom, including Group Marketing Director from 1995 to 1997.  Dr. Leitner was on the Board of Directors of Spescom Ltd. from 1987 to August 2002.  Dr. Leitner earned a BSc in Engineering in 1975 and a PhD in Electronic Signal Processing in 1979 from the University of Capetown.

Mr. Low has served as the Company’s Chief Financial Officer and Secretary since June 1990.  Mr. Low served as Corporate Controller from the time he joined the Company in August 1987 until June 1990.  Prior to joining the Company, Mr. Low was with PricewaterhouseCoopers LLP, as a Manager working with middle-market and growing companies.  Mr. Low, a certified public accountant, earned a B.A. degree in Economics from the University of California, Los Angeles in 1978.

Mr. Schneider was appointed Vice President, Application Development in August 2004. Previously, Mr. Schneider served as Vice President of Engineering since January 2000.  From June 1999 to January 2000, Mr. Schneider served as acting Vice President of Engineering until his formal appointment.  Mr. Schneider was a Senior Software Engineer from 1998 to 1999 and Project Lead from 1996 to 1997.  Prior to 1996, Mr. Schneider served as a Manager of Workstation Products and Software Engineer.  Before joining the Company in 1985, Mr. Schneider was an Electronic Design Engineer with

Teledyne Electronics.  Mr. Schneider earned a B.S. degree in Electrical Engineering from California State University, Northridge in 1981.

Mr. de Wet was appointed Vice President of Operations in September 1999.  Previously, Mr. DeWet served as Director of Operations from April 1998 to September 1999 and Director of Projects from May 1997 to April 1998.  Prior to joining the Company, Mr. DeWet was a Technical Marketing Manager at Paradigm System Technology from June 1995 to April 1997 where he was responsible for establishing relationships with technical partners in Europe and North America.  From April 1991 to June 1995, Mr. DeWet was with PQ Africa, a division of Comparex Holdings. Mr. DeWet earned a B.S. degree from the University of Pretoria in 1989.

Code of Ethics

The Company adopted a Code of Ethics to provide standards for ethical conduct, which applies to the Board of Directors, officers, and all Company employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics covers topics including, but not limited to, the expected standards of employee conduct, conflicts of interest, compliance with securities laws, confidentiality of information, insider trading, and compliance with other laws.

Any waiver of a provision of the Code of Ethics with respect to a director or executive officer may only be made by the Board. The Company will file with the SEC on Form 8-K or post on its website all amendments to the Code of Ethics and waivers of its provisions made with respect to any director or executive officer in accordance with the applicable SEC rules.

                The Code of Ethics has been posted on the Company’s website at www.spescomsoftware.com under the heading “Investors.”

Executive Officer Compensation

The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to the Company of (i) the Company’s Chief Executive Officer and (ii) the four other most highly compensated executive officers having compensation of $100,000 or more during the fiscal year ended September 30, 2004 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Long-term Compensation Awards— Stock Options (# Shares) (2)
Carl Mostert	2004	$212,080	—	—	—
Chief Executive Officer	2003	208,000	—	—	600,000
	2002	200,000	—	—	150,000

Johann Leitner	2004	$212,080	—	—	—
Vice President —	2003	202,280	—	—	450,000
Strategic Marketing	2002	198,500	—	—	50,000

John W. Low	2004	$178,147	—	—	—
Chief Financial Officer	2003	174,720	—	—	400,000
and Secretary	2002	168,000	—	—	50,000

Mark Schneider	2004	$122,476	—	—	—
Vice President	2003	120,120	—	—	120,000
Engineering	2002	115,966	—	—	20,000

Pierre de Wet	2004	$144,745	—	—	—
Vice President —	2003	141,960	—	—	120,000
Operations	2002	136,500	—	—	22,000

(1)          Excludes compensation in the form of other personal benefits, which, other than as set forth in the table above, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year.

(2)          The fiscal year 2003 option awards were subject to shareholder approval of an increase in options available under the 1996 Stock Incentive Plan.  In January 2004 the shareholders approved the increase in options.

Option Grants in Last Fiscal Year

There were no option grants to the Named Executive Officers during the fiscal year ended September 30, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth for the Named Executive Officers information with respect to option exercises during the fiscal year ended September 30, 2004 and unexercised options and option values at September 30, 2004, in each case with respect to options to purchase shares of the Common Stock:

	Shares Acquired on	Value	Number of Unexercised Options Held as of September 30, 2004		Value of Unexercised in-the-money Options at September 30, 2004($)(1)
Name	Exercise	Realized	Exercisable	Nonexercisable	Exercisable	Nonexercisable
Carl Mostert	—	—	412,500	337,500	$139,875	$110,625
Johann Leitner	—	—	362,500	237,500	$93,625	$76,875
John W. Low	—	—	363,500	212,500	$84,825	$68,875
Mark Schneider	—	—	134,500	65,000	$26,280	$21,150
Pierre de Wet	—	—	181,500	65,500	$30,435	$21,345

(1)          Based on the closing sale price of the Common Stock on the OTC Bulletin Board on September 30, 2004 ($0.54 per share).

Employment Arrangements

The Company does not have any employment contracts with the Company’s executive officers.  The Board of Directors have agreed to provide Mr. Mostert a six month notice period prior to any future termination.

Board Committees and Attendance at Meetings

The Board of Directors has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, that makes recommendations regarding the selection of independent public accountants and reviews with them the scope and results of the audit engagement.  The Board of Directors has adopted a written Audit Committee charter, which is attached hereto as Annex A.   As of the end of the fiscal year ended September 30, 2004, the Audit Committee was comprised of Messrs. Hamilton, Isaacman, Silverman and Unruh.  Mr. Unruh is Chairman of the Audit Committee, as well as the Audit Committee Financial Expert. Messrs. Hamilton, Silverman and Unruh are independent directors, in accordance with the definition of independence set forth in the NASDAQ listing standards.  Mr. Silverman replaced Dr. Myers on the Audit Committee in May 2004. The Audit Committee held four meetings during the fiscal year ended September 30, 2004.  On February 1, 2005 Mr. Isaacman withdrew as a member of the Audit Committee leaving only independent directors as members of the Audit Committee.

The Board of Directors also has a Compensation Committee, which reviews compensation of officers.  The Compensation Committee is comprised of Messrs. Hamilton, Isaacman, Myers and Unruh.  The Compensation Committee held one meeting during the fiscal year ended September 30, 2004.

In addition, the Board of Directors has a Stock Option Committee, which generally administers the Company’s Amended and Restated 1996 Stock Incentive Plan and the 1987 Stock Option Plan.  The Stock Option Committee is comprised of Messrs. Hamilton, Isaacman, Myers and Unruh.  The Stock Option Committee held two meetings during the fiscal year ended September 30, 2004.

The Board of Directors does not have a standing Nominating Committee or any other committee that performs a similar function.  Each of the Board positions is considered critical to the Company and the Board feels it is important for all Directors to work together as a group to identify, screen and evaluate candidates for the Board.

The Board of Directors held six meetings during the fiscal year ended September 30, 2004.  All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board on which he served during the period he served.   The Company encourages directors to attend its annual meeting of shareholders and any special meetings of shareholders.  One director attended the last annual meeting of shareholders.

Contacting the Board of Directors

The Company believes that it is important for its shareholders to be able to communicate with its directors, and shareholders interested in communicating directly with the Board, the Chairman, or the non-management directors as a group may do so by sending a letter to the Spescom Software Inc. Board of Directors, c/o the Office of the Corporate Secretary, Spescom Software Inc., 10052 Mesa Ridge Court #100, San Diego, California 92121. Inquiries and other communications may be submitted anonymously and confidentially.

The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Chairman of the Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to, and consistent with, the Company’s business and financial operations, policies and corporate philosophies.

The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications that are reasonably determined to be unduly hostile, threatening, illegal or are otherwise not reasonably related to the Company or its business.

Director Compensation

There was no cash compensation paid to the directors based on their membership as directors of the Company.  However, on May 4, 2004 Mssrs. Hamilton, Silverman and Unruh were granted options to purchase 25,000 shares at $0.35 per share while Mr. Myers received an option on May 20, 2004 to purchase 25,000 shares at $0.40 per share.

Principal Accountant Fees and Services

In April 2004 the Company terminated Grant Thornton LLP as the Company’s independent public accountants and appointed Singer Lewak Greenbaum & Goldstein LLP. The following fees were paid to Singer Lewak Greenbaum & Goldstein LLP and Grant Thornton LLP for services provided to the Company for the fiscal years ended September 30, 2004 and 2003:

	September 30, 2004	September 30, 2003

Audit Fees	$258,801	$152,383
Audit-Related Fees	2,483	—
Tax Fees	13,661	22,770
All other fees	—	—

Total	$274,945	$175,153

All of the services provided above were approved in advance by the Audit Committee.

The Audit Committee is responsible for (i) the appointment and oversight of the Company’s independent auditors, including reviewing the auditors’ qualifications, independence and performance, (ii) the pre-approval of all audit and allowable non-audit services provided by the Company’s independent auditors, and (iii) assisting the Board of Directors in its oversight of the quality and integrity of the Company’s financial statements, system of internal controls, and accounting and financial reporting processes.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Audit Committee also received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.  Additionally, the Audit Committee did consider whether the independent auditors’ provision of non-audit related tax work is compatible with the independent auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and related schedules for the fiscal year ended September 30, 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, which was filed with the Securities and Exchange Commission on December 6, 2004.

The Board has adopted a written charter setting out the audit related functions the Audit Committee is to perform.

Submitted by the Audit Committee:

Larry D. Unruh — Chair

Michael Silverman

D. Ross Hamilton

Hilton Isaacman

In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-B Item 306, shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.  Executive officers, directors and 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based solely on the Company’s review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% shareholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended September 30, 2004 except Messrs. Hamilton, Myers, Silverman and Unruh were late in filing their required Form 5 to reflect the option grant to each Director.  On May 4, 2004 Mssrs. Hamilton, Silverman and Unruh were granted options to purchase 25,000 shares at $0.35 per share while Mr. Myers received an option on May 20, 2004 to purchase 25,000 shares at $0.40 per share.  In addition, Mr. Silverman was delinquent in filing Form 3 upon his initial appointment to the Board in April 2004.  Also Mr. Kiraly who joined the Company in August 2004 was delinquent in filing his Form 3 upon his initial employment. The late Forms 3 and 5 have now been filed.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Hamilton, Isaacman, Myers and Unruh.  None of the committee members is or was an employee or officer of the Company during the fiscal year ended September 30, 2004.  Since January 2004 Mr. Mostert, Company’s Chief Executive Officer, has served as a director of Spescom Ltd. where Mr. Isaacman is an executive officer.  Other than Mr. Mostert serving as a director of Spescom Ltd., no executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of any company in which Messrs. Hamilton, Isaacman, Myers and Unruh is an executive officer.

Report of Compensation Committee of the Board of Directors

The following is the Report of the Compensation Committee describing the compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to our executive officers for the fiscal year ended September 30, 2004.

The responsibilities of the Compensation Committee are to set compensation policies applicable to the Company’s executive officers. The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon the overall performance of the Company, the individual contribution of such officers to the financial success of the Company and market rates of compensation of executive officers at similarly situated technology companies. It is the Committee’s objective to have a substantial portion of each officer’s total compensation potential contingent upon the Company’s performance, as well as upon the officer’s own level of performance. Accordingly, each executive officer’s compensation package is generally comprised of three elements: (i) base salary, which is established primarily on the basis of individual qualifications, performance and market considerations, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of financial performance goals and the executive’s contribution to the achievement of those goals, and (iii) long-term stock-based incentive awards that are intended to strengthen the mutuality of interests between the executive officers and the shareholders.

Base Salary. Individual officer salaries are determined based on individual experience, performance and breadth of responsibility within the Company. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers’ salaries for relative competitiveness with similarly-situated companies.

Bonuses. Individual bonuses are based on the contribution of each officer and achievement of overall financial goals of the Company.

Equity Plans. The 1996 Stock Incentive Plan is a long-term incentive plan for the Company’s employees, executive officers and directors. The plan is intended to align shareholder and employee interests by creating a direct link between long-term rewards and the value of the Company’s common stock. The Compensation Committee believes that long-term stock ownership by executive officers and employees is an important factor in retaining valued employees and in achieving growth in share value. The options utilize vesting periods that encourage employees to continue in the employ of the Company. Because the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all shareholders.

Stock options may be awarded to employees at any time. The exercise price per share of each stock option is generally equal to the prevailing market price of a share of the Company’s common stock on the date the option is granted. The size of stock option grants is determined by a number of factors, including comparable grants to executive officers and employees of similarly situated companies, as well as the executive officer’s relative position and responsibilities with the Company, the individual performance of the executive officer over the previous fiscal year, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals, and the dilutive effect of the option grant. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

CEO Compensation

Compensation for the CEO is determined through a process similar to that discussed above for the other executive officers. The compensation of Mr. Mostert, the Company’s CEO consists of base salary, target bonus and stock options. The Board of Directors periodically reviews Mr. Mostert’s compensation based on the Board’s overall evaluation of his performance toward the achievement of the Company’s financial, strategic and other goals, with consideration given to his length of service, to competitive chief executive officer compensation information and the overall financial strength of the Company. In fiscal 2004, Mr. Mostert earned a base salary of $212,080 for his service.  The Company did not achieve its financial targets for fiscal year 2004 and no bonus was paid.  Also Mr. Mostert was not awarded any stock options in fiscal 2004.

Respectfully submitted by the Compensation Committee of the Board of Directors of Spescom Software Inc. for the year ended September 30, 2004.

D. Ross Hamilton — Chair

Hilton Isaacman

James P. Myers

Larry D. Unruh

Performance Graph

The stock performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.  The following graph shows the Company’s total return to shareholders compared to the S&P SmallCap 600 Index and the S&P 600 Application Software Index over the period from October 1, 1999 to September 30, 2004.

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	Sep99	Sep00	Sep01	Sep02	Sep03	Sep04
SPESCOM SOFTWARE INC	100	214.84	45.31	18.75	89.06	84.38
S&P SMALLCAP 600 INDEX	100	124.17	110.99	109.00	138.28	172.26
S&P 600 APPLICATION SOFTWARE INDEX	100	132.44	106.31	92.33	141.57	151.08

The cumulative total return on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

Each line on the stock performance graph assumes that $100 was invested in the Company’s Common Stock and the respective indices on October 1, 1999.  The graph then tracks the value of these investments, assuming reinvestment of dividends, through the five years ended September 30, 2004.

Certain Relationships and Related Transactions

Spescom Ltd. and the Company have entered into a license agreement pursuant to which Spescom Ltd. has licensed to the Company the right to use the name “Spescom” and to use a trademark owned by Spescom Ltd. related to certain computer software.  The Company will not pay any royalties to Spescom Ltd. in connection with this license.  The license is for an indefinite term, but is terminable by either party upon 60 days prior written notice.  Under the license agreement, Spescom Ltd. has agreed to indemnify and hold harmless the Company and its directors, officers, employees and agents against liabilities arising from any claim brought against the Company that alleges that Spescom Ltd.’s or the Company’s use of the trademark being licensed infringes the rights of any third party, provided that the Company is in material compliance with the provisions of the license agreement.

On September 30, 2003, the Company issued 5,291 shares of its Series F Convertible Preferred Stock (the “Preferred Shares”) in consideration of the cancellation of $5,291,102.85 of its debt owed to the Company’s majority shareholder, Spescom Ltd. and Spescom Ltd.’s United Kingdom subsidiary, Spescom Ltd. (“Spescom Ltd. UK”).

The Preferred Shares are convertible into the Company’s common stock at an initial conversion price of $0.45 per share (subject to certain adjustments set forth in the related Certificate of Determination for the Preferred Shares) representing a total of 11,757,778 shares of the Company’s common stock.  Such conversion may occur at the option of the holder until September 30, 2008.  On that date, any outstanding Preferred Shares not previously converted are to be converted automatically.  The Preferred Shares are entitled to a liquidation preference equal to $1,000.00 per share, plus accrued but unpaid dividends per share and interest on all accrued but unpaid dividends at an annual rate of 8% compounded annually from the date of accrual.  The Preferred Shares are also entitled to receive dividends of 5% of the stated value of $1,000.00 per share per annum, payable on a quarterly basis in cash or common stock (valued on the basis of the average per share market value on the 30 trading days immediately prior to the date on which such dividend is declared by the Board of Directors).  Unpaid dividends accrue interest at the rate of 8% per annum.  As part of this transaction, Spescom Ltd. and Spescom Ltd. UK received certain demand and piggyback registration rights with respect to the common stock underlying the Preferred Shares.

ITEM 2

APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE COMPANY’S AMENDED AND RESTATED

1996 STOCK INCENTIVE PLAN

Effective April 1, 1996, the Board of Directors adopted, and the shareholders subsequently approved, the Company’s 1996 Stock Incentive Plan, as amended and restated (the “1996 Plan”).  There are presently 5,425,000 shares of the Company’s Common Stock authorized for issuance under the 1996 Plan.  At September 30, 2004, 360,570 shares of Common Stock had been issued pursuant to the exercise of options previously granted under the 1996 Plan and options were outstanding to purchase 5,090,750 shares of Common Stock.

In January 2005, the Board approved an amendment to the 1996 Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the 1996 Plan by 2,000,000 shares, from an aggregate of 5,425,000 shares to an aggregate of 7,425,000 shares.  The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee.  The ability to offer options in order to attract and retain talented employees is particularly important to the Company’s competitive position in its industry.

The essential features of the 1996 Plan are outlined below.  You may obtain a copy of the 1996 Plan by writing to the Company in accordance with the instructions set forth on page 21 below under “Annual Report and Incentive Plan.”

The following table summarizes the share option grants over the life of the 1996 Plan.  Because option grants under the 1996 Plan are at the discretion the Stock Option Committee, it is not possible as of the date of this proxy statement to determine future awards that will be received by executive officers , directors and other employees under the 1996 Plan.

New Plan Benefits

1996 Stock Incentive Plan
Name and Position	Number of Shares
Carl Mostert, Chief Executive Officer	750,000
Johann Leitner, Vice President, Strategic Marketing	600,000
John W. Low, Chief Financial Officer and Secretary	646,000(1)
Mark Schneider, Vice President, Application Development	200,500

Pierre de Wet, Vice President, Operations	247,000
Executive Group	2,473,500(1)
Non-Executive Director Group	830,000(2)
Non-Executive Officer Employee Group	3,935,126(3)

(1)          Of this amount 70,000 share options granted to Mr. Low have been cancelled and returned to the 1996 Plan.

(2)          Of this amount 85,000 share options granted to Directors have been cancelled and returned to the 1996 Plan.

(3)          This amounts include shares granted to former executive officers and directors.  Of the 3,935,126 share options granted over the life of the 1996 plan, 1,717,838 share options have been cancelled and 260,038 share options have been exercised.

General

The purpose of the 1996 Plan is to enable the Company and its subsidiaries to attract, retain and motivate its employees, directors and consultants by providing for or increasing the proprietary interests of such persons in the Company.  Every director, employee and consultant of the Company and its subsidiaries is eligible to be considered for the grant of awards under the 1996 Plan.  As of September 30, 2004, the Company and its subsidiaries had 46 employees.

The 1996 Plan is administered by the Stock Option Committee, each member of which must be a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The members of the Stock Option Committee will not be eligible for the grant of awards under the 1996 Plan.  The Stock Option Committee has full and final authority to select the individuals to receive awards and to grant such awards and has a wide degree of flexibility in determining the terms and conditions of awards.  Subject to limitations imposed by law, the Board of Directors of the Company may amend or terminate the Plan at any time and in any manner.  However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his or her consent.

Awards under the 1996 Plan are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares.  An award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative.  The 1996 Plan does not specify a minimum exercise price or other consideration that a recipient of an award must pay to obtain the benefit of an award, and therefore the maximum compensation payable to employees pursuant to the 1996 Plan, during the term of the 1996 Plan and awards granted thereunder, is equal to the number of shares of Common Stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured.  An award granted under the 1996 Plan to an employee will generally include a provision conditioning or accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

Currently, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1996 Plan is 5,425,000.  Currently, the maximum number of shares of Common Stock that may be issued pursuant to options granted under the 1996 Plan that are intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) is 5,425,000.  Under the 1996 Plan, ISOs may only be granted to participants that are employees of the Company or any of its subsidiaries.  The 1996 Plan generally provides that no single employee may be granted options or other awards with respect to more than 625,000 shares of Common Stock in any one calendar year.  The 1996 Plan also contains customary anti-dilution provisions; provided, however, that no adjustment will be made pursuant to such provisions to the extent such adjustment would cause options intended to qualify as ISOs issued or issuable under the 1996 Plan to be treated as other than ISOs, or to the extent that the Stock Option Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to such awards by causing such compensation to be treated as other than “performance-based compensation” within the meaning of the 1996 Plan.

Awards may not be granted under the 1996 Plan on or after the tenth anniversary of the adoption of the 1996 Plan.  Although any award that was duly granted prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award on or after the twentieth anniversary of the adoption of the Plan.

Section 16(b) of the Securities Exchange Act of 1934

Pursuant to Section 16(b) of the Exchange Act, directors, executive officers and 10% shareholders of the Company are generally liable to the Company for repayment of any profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period.  Rule 16b-3 promulgated under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such rule.  The 1996 Plan is designed to comply with Rule 16b-3.

Certain Income Tax Consequences

The following is a brief description of the federal income tax treatment that generally applies to awards made under the 1996 Plan, based on federal income tax laws in effect on the date hereof.  The exact federal income tax treatment of awards will depend on the specific nature of any such award.

Pursuant to the 1996 Plan, participants that are employees may be granted options that are intended to qualify as ISOs.  Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an ISO.  However, if the optionee sells the shares acquired upon the exercise of an ISO (“ISO Shares”) at any time within (i) one year after the transfer of ISO Shares to the optionee pursuant to the exercise of the ISO or (ii) two years from the date of grant of the ISO, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of the ISO.  The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee.  If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years from the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee’s

‘‘alternative minimum taxable income’’ (‘‘AMTI’’) in the year of exercise. The ‘‘alternative minimum tax’’ imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual’s AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

The grant of an option or other similar right to acquire stock that does not qualify for treatment as an ISO (a “non-qualified stock option”) is generally not a taxable event for the optionee.  Upon exercise of the non-qualified stock option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.  Nonemployees may only be awarded non-qualified stock options.

If an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an ‘‘Insider’’), the timing of the recognition of any income on the exercise of an option or with respect to the receipt of Common Stock pursuant to other Awards under the 1996 Plan may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any shares of Common Stock received, unless the Insider makes an election under Section 83(b) of the Code (an ‘‘83(b) Election’’) within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise.  Insiders should consult their tax advisors to determine the tax consequences of exercising options or receiving other Awards under 1996 Plan.

Awards under the 1996 Plan may also include stock sales, stock bonuses or other grants of stock that include provisions for the delayed vesting of the recipient’s rights to the stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the restricted shares, the recipient generally will not be taxed on the receipt of restricted shares until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of restricted shares, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of receipt (determined without regard to vesting restrictions) over the purchase price.

Awards may be granted under the 1996 Plan, which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient in connection with awards made under the 1996 Plan.

Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1996 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

The terms of the agreements pursuant to which specific awards are made under the 1996 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute ‘‘excess parachute payments’’ under the ‘‘golden parachute’’ provisions of the Code.  Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any ‘‘excess parachute payments’’ and the Company will be denied any deduction with respect to such payment.

In certain circumstances, the Company may be denied a deduction for compensation (including compensation attributable to the ordinary income recognized with respect to awards made under the 1996 Plan) to certain officers of the Company to the extent that the compensation exceeds $1,000,000 (per person) annually.

Conclusion

The Board of Directors has directed that the proposed amendment to the 1996 Plan be submitted for shareholder approval.  The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting will be required for approval.  In the absence of approval, the amendment to the 1996 Plan will be without effect, and the maximum number of shares of common stock issuable under the 1996 Plan will remain 5,425,000.

The Board of Directors recommends a vote FOR the amendment to the 1996 Plan.  Unless marked to the contrary, proxies received will be voted FOR adoption of the amendment to the 1996 Plan.

INDEPENDENT ACCOUNTANTS

Singer Lewak Greenbaum & Goldstein LLP has audited the Company’s financial statements and related schedules for the fiscal year ended September 30, 2004.  Representatives of Singer Lewak Greenbaum & Goldstein LLP are not expected to be present at the annual meeting of shareholders.  The selection of independent accountants to audit the Company’s 2005 financial statements will be made in the second half of fiscal 2005 after an evaluation of the audit fee proposal.

                On April 15, 2004, the Company dismissed Grant Thornton LLP as the principal independent accountants engaged to audit the Company’s financial statements.  The Audit Committee of the Company’s Board of Directors approved the decision to change the independent accountants.  Grant Thornton LLP’s report on the financial statements for the two most recent fiscal years ended September 30, 2002 and September 30, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle.

                In connection with its audit for the fiscal years ended September 30, 2002 and September 30, 2003, and through April 15, 2004, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Grant Thornton LLP’s satisfaction would have caused Grant Thornton LLP to make reference thereto in Grant Thornton LLP’s report on the financial statements for such periods; and there were no reportable events as described in Item 304(a) (1) (v) of Regulation S-K.

                The Company provided Grant Thornton LLP with a copy of the foregoing disclosures.   A copy of Grant Thornton LLP’s letter, dated April 20, 2004, stating its agreement with such statements, was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on April 21, 2004.

                On April 15, 2004 the Company engaged Singer, Lewak, Greenbaum and Goldstein, LLP (“SLGG”) as its independent public accountants.  The Audit Committee of the Company’s Board of Directors approved the appointment of SLGG.

                During the Company’s fiscal years ended September 30, 2002 and September 30, 2003, the Company did not consult with SLGG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement, within the meaning of Item 304 (a) (1) (iv) of Regulation S-K, or a reportable event, as described in the Item 304 (a) (1) (v) of Regulation S-K.

                In addition the Company appointed Horwath Clark Whitehill as the independent accountants of the Company’s United Kingdom subsidiary, Spescom Software Ltd.  The Audit Committee of the Company’s Board of Directors and the Board of Directors of Spescom Software Limited approved the appointment of Horwath Clark Whitehill on April 15, 2004.

ANNUAL REPORT AND INCENTIVE PLAN

The Company’s Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended September 30, 2004 filed with the Securities and Exchange Commission is being mailed to all shareholders.  Any shareholder who has not received a copy may obtain one by writing to the Company at 10052 Mesa Ridge Court, Suite #100, San Diego, California

92121, Attention:  Shareholder Relations.  In addition, any shareholder may obtain a copy of the 1996 Plan by writing to the Company at the foregoing address.

SHAREHOLDER PROPOSALS

A proposal of a shareholder intended to be presented at the 2006 Annual Meeting of Shareholders and to be included in the proxy statement for that meeting must be submitted to the Company at its principal executive offices, 10052 Mesa Ridge Court, Suite #100, San Diego, California 92121, and received by the Company by September 2, 2005, or by a reasonable time before it begins to print and mail its proxy materials for the 2006 Annual Meeting, as specified  in one of the Company’s Quarterly Reports on Form 10-Q to be filed in fiscal 2005.  A shareholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act will be considered untimely if not submitted a reasonable time before the printing and the mailing of the proxy materials for the 2006 Annual Meeting of Shareholders.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting of Shareholders.  However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, is incorporated herein by reference and is being delivered to the Company’s shareholders along with this proxy statement.

SOLICITATION OF PROXIES

The cost of this solicitation of proxies will be borne by the Company.  Solicitation will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries.  The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxy material to the beneficial owners of such stock.

ANNEX A

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

1.             Members.  The Board of Directors of Spescom Software Inc. (the “Company”) appoints an Audit Committee of at least three independent directors, and designates one member as chairperson or delegates the authority to designate a chairperson to the Audit Committee.  Members of the Audit Committee are appointed by the Board of Directors.  For purposes hereof, the term “independent” shall mean a director who meets the NASDAQ Stock Market, Inc. (“NASDAQ”) standards of independence for directors and audit committee members, as determined by the Board.  In addition, no Audit Committee member may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years.

Each member of the Audit Committee must be financially literate, as determined by the Board.  In addition, at least one member of the Committee must have accounting or related financial management expertise, as determined by the Board.

2.             Purpose, Duties, and Responsibilities.

The purpose of the Audit Committee, at a minimum, must be to:

•                  represent and assist the Board of Directors in discharging its oversight responsibility relating to:  (i) the accounting and financial reporting processes of the Company and its subsidiaries, and the audits of the Company’s financial statements, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditor; and

•                  prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Among its specific duties and responsibilities, the Audit Committee shall:

(i)            Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditor.  In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate when appropriate, the outside auditor, which shall report directly to the Audit Committee.

(ii)           Obtain and review, at least annually, a report by the outside auditor describing: (A) the outside auditor’s internal quality-control procedures; and (B) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues.

(iii)          Approve in advance all audit and permissible non-audit services to be provided by the outside auditor, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the outside auditor.

(iv)          Consider, at least annually, the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company and any other relationships that may adversely affect the independence of the auditor.

(v)           Review and discuss with the outside auditor: (A) the scope of the audit, the results of the annual audit examination by the auditor, and any problems or difficulties the auditor encountered in the course of its audit work and management’s response; and (B) any reports of the outside auditor with respect to interim periods.

(vi)          Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company, including:  (A) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

(vii)         Recommend to the Board based on the review and discussion described in paragraphs (iv) - (vi) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(viii)        Receive reports from the outside auditor and management regarding, and review and discuss the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the Audit Committee by the outside auditor or management.

(ix)           Receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company’s disclosure controls and procedures.

(x)            Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

(xi)           Review and discuss earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies.

(xii)          Review and discuss the Company’s practices with respect to risk assessment and risk management.

(xiii)         Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s codes of conduct and programs to monitor compliance with such codes.

(xiv)        Establish and oversee procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(xv)         Establish policies for the hiring of employees and former employees of the outside auditor.

(xvi)        Review and approve all “related party transactions,” as defined in applicable NASDAQ rules.

(xvii)       Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

3.             Outside Advisors.  The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

4.             Meetings.  The Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine.  The Audit Committee shall meet separately in executive session, periodically, with each of management and the outside auditor.  The Audit Committee shall report regularly to the full Board of Directors with respect to its activities.  The majority of the members of the Audit Committee shall constitute a quorum.

PROXY

SPESCOM SOFTWARE INC.

10052 Mesa Ridge Court, Suite #100

San Diego, California 92121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SPESCOM SOFTWARE INC.

The undersigned hereby appoints Carl Mostert and John W. Low, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of common stock of Spescom Software Inc., a California corporation (the “Company”), held of record by the undersigned on January 31, 2005, at the Annual Meeting of Shareholders to be held on March 4, 2005 and any postponements or adjournments thereof.

1.  Election of Directors:

☐  FOR all nominees listed below (except as marked to the contrary below).

☐  WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION:  To withhold authority to vote for any individual nominee,

strike a line through the nominee’s name in the list below.

CARL MOSTERT	D. ROSS HAMILTON
MICHAEL SILVERMAN	JAMES P. MYERS
HILTON ISAACMAN	LARRY D. UNRUH

2.               To amend the Company’s Amended and Restated 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 5,425,000 to 7,425,000 shares.

☐  FOR

☐  AGAINST

☐  ABSTAIN

3.               In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

[Reverse Side of Proxy]

This proxy when properly executed will be voted in accordance with the instructions indicated; however, if no instructions are given, the proxies will vote the shares for each of the nominees for director, for amendment of the Amended and Restated 1996 Stock Incentive Plan, and in their discretion on the matters described in Item 5.

Do you plan to attend the meeting?                 ☐  YES          ☐  NO

Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership’s or limited liability company’s name by an authorized person.

DATED: , 2005

Signature

Signature if held jointly

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.